Exhibit A

                                                                 OGE Energy Corp.
                                                          Consolidating Statement of Income
                                                             Year Ended December 31, 1996


                                               Oklahoma                               Enogex   Centoma             OGE
  (dollars in thousands,              OGE      Gas and             Enogex   Enogex    Explor-    Gas    Consolid-  Consoli-
  except per share data)             Energy    Electric   Enogex  Products  Services  ation    Systems  ating Ad-  dated
                                      Corp.    Company     Inc.     Corp.   Corp.     Corp.      Inc.   justments  Statement
                                     -------  ----------  -------  -------  --------  -------  -------  --------  ----------
 OPERATING REVENUES ..............   $   -    $1,200,337  $66,206  $39,241  $146,105  $18,584  $10,190  $(93,228) $1,387,435

 OPERATING EXPENSES:
  Fuel ...........................       -       323,412      -        -         -        -        -     (44,329)    279,083
  Purchased power ................       -       222,070      -        -         -        -        -        -        222,070
  Gas purchased for resale .......       -           -        -     23,935   141,078      -      8,586   (56,256)    117,343
  Other operation ................       -       196,008   24,617    6,021     1,425    6,220    1,374    11,666     247,331
  Maintenance ....................       -        57,168    1,857      798       -        -        -         -        59,823
  Depreciation ...................       -       112,233   13,883    3,387     1,195    6,448    4,448    (5,454)    136,140
  Current income taxes ...........       -        73,171    7,023    1,542     1,074   (1,210)    (373)      -        81,227
  Deferred income taxes, net .....       -         2,156      323       56         4      435   (1,052)      228       2,150
  Deferred investment tax
  credits, net ...................       -        (5,150)     -        -         -        -        -         -        (5,150)
  Taxes other than income ........       -        41,920    3,909      289        38       26       17       -        46,199
                                     -------  ----------  -------  -------  --------  -------  -------  ---------  ----------
   Total operating expenses              -     1,022,988   51,612   36,028   144,814   11,919   13,000   (94,145)  1,186,216

 OPERATING INCOME ................       -       177,349   14,594    3,213     1,291    6,665   (2,810)      917     201,219

 OTHER INCOME AND DEDUCTIONS:
  Interest income ................       -         3,187    4,487       15       133        4       90    (5,718)      2,198
  Other ..........................       -        (4,101)   1,230      156     1,317      212      -        (915)     (2,101)
  Income from subsidiaries .......       -        16,463    6,091      -         -        -        -     (22,554)        -
                                     -------  ----------  -------  -------  --------  -------  -------  ---------  ----------
   Net other income and
    deductions ...................       -        15,549   11,808      171     1,450      216       90   (29,187)         97

 INTEREST CHARGES:
  Interest on long-term debt .....       -        54,141    8,271      -         -        -        -         -        62,412
  Allowance for borrowed
   funds used during
   construction ..................       -          (709)     -        -         -        -        -         -          (709)
  Other ..........................       -         6,134    1,668    1,041       994    2,124       36    (5,716)      6,281
                                     -------  ----------  -------  -------  --------  -------  -------  ---------  ----------
  Total interest charges,
   net ...........................       -        59,566    9,939    1,041       994    2,124       36    (5,716)     67,984

 NET INCOME (LOSS) ...............       -       133,332   16,463    2,343     1,747    4,757   (2,756)  (22,554)    133,332

 PREFERRED DIVIDEND
  REQUIREMENTS ...................       -         2,302      -        -         -        -        -         -         2,302
                                     -------  ----------  -------  -------  --------  -------  -------  ---------  ----------
 EARNINGS AVAILABLE
  FOR COMMON .....................   $   -    $  131,030  $16,463  $ 2,343  $  1,747  $ 4,757  $(2,756) $(22,554)  $ 131,030
                                     =======  ==========  =======  =======  ========  =======  ======== =========  ==========
 AVERAGE COMMON SHARES
  OUTSTANDING (thousands) ........    40,367                                                                          40,367

 EARNINGS PER AVERAGE
  COMMON SHARE ...................   $  3.25                                                                      $     3.25



Exhibit A


                                                                      OGE Energy Corp.
                                                         Consolidating Statement of Retained Earnings
                                                                Year Ended December 31, 1996


                                              Oklahoma                                Enogex  Centoma              OGE
 (dollars in thousands)               OGE     Gas and              Enogex   Enogex    Explor    Gas    Consolid-  Consoli-
                                     Energy   Electric   Enogex   Products  Services  ation   Systems  ating Ad-   dated
                                      Corp.   Company     Inc.      Corp.   Corp.     Corp.     Inc.   justments  Statement
                                    --------  ---------  -------  --------  --------  ------  -------  ---------  ---------
BALANCE AT BEGINNING
OF PERIOD ........................  $    -    $ 425,545  $ 5,929  $   (975) $    400  $  133  $  (878) $  (4,609) $ 425,545

ADD - net income (loss) ..........       -      133,332   16,463     2,343     1,747   4,757   (2,756)   (22,554)   133,332
                                    --------  ---------  -------  --------  --------  ------  -------  ---------- ----------
    Total ........................       -      558,877   22,392     1,368     2,147   4,890   (3,634)   (27,163)   558,877

DEDUCT:
  Cash dividends declared
    on preferred stock ...........       -        2,302      -         -         -       -        -          -        2,302

  Cash dividends declared
    on common stock ..............       -      107,377   16,137     3,094     1,154   2,962      -      (23,347)   107,377
                                    --------  ---------  -------  --------  --------  ------  -------  ---------- ----------
    TOTAL CASH DIVIDENDS..........       -      109,679   16,137     3,094     1,154   2,962      -      (23,347)   109,679
                                    --------  ---------  -------  --------  --------  ------  -------  ---------- ----------
EFFECT OF REORGANIZATION..........   449,198   (120,568)     -         -         -       -        -     (328,630)       -
                                    --------  ---------  -------  --------  --------  ------  -------  ---------- ----------

BALANCE AT END OF PERIOD .........  $449,198  $ 328,630  $ 6,255  $ (1,726) $    993  $1,928  $(3,634) $(332,446) $ 449,198
                                    ========  =========  =======  ========  ========  ======  ======== ========== ==========





Exhibit A



                                                                  OGE Energy Corp.
                                                             Consolidating Balance Sheet
                                                                 December 31, 1996


                                        Oklahoma                                 Enogex   Centoma                 OGE
(dollars in thousands)          OGE     Gas and               Enogex   Enogex    Explor-    Gas     Consolid-   Consoli-
                               Energy   Electric    Enogex   Products  Services  ation    Systems   ating Ad-    dated
                                Corp.   Company      Inc.      Corp.   Corp.     Corp.      Inc.    justments   Statement
                             --------  ----------  --------  --------  --------  -------  ------- ------------  ----------

ASSETS

PROPERTY, PLANT &
 EQUIPMENT
  In service ............... $    -    $3,574,241  $322,210  $ 33,827  $     55  $68,929  $ 6,270 $       -     $4,005,532
  Construction work in
    progress ...............      -        26,807     1,153         6       -        -          2         -         27,968
                             --------  ----------  --------  --------  --------  -------  ------- ------------  ----------
   Total property, plant
    and equipment ..........      -     3,601,048   323,363    33,833        55   68,929    6,272         -      4,033,500
    Less accumulated
    depreciation ...........      -     1,560,546   100,626     8,023        36   16,149    2,043         -      1,687,423
                             --------  ----------  --------  --------  --------  -------  ------- ------------  ----------
  Net property, plant and
    equipment ..............      -     2,040,502   222,737    25,810        19   52,780    4,229         -      2,346,077

 OTHER PROPERTY AND
  INVESTMENTS, at cost .....  962,903      21,869    31,167        76       -        -        -      (985,400)      30,615

 CURRENT ASSETS:
  Cash and cash equivalents       -           200       500       -       3,764      124      -        (2,065)       2,523
  Accounts receivable -
    customers, less
    reserve of $4,626 ......      -        96,067    67,846     2,854    23,106    3,956    1,942     (66,797)     128,974
  Accrued unbilled revenues       -        34,900       -         -         -        -        -           -         34,900
  Accounts receivable-other    26,848      44,699       853        92       632      -        -       (61,376)      11,748
  Fuel inventories,  at
    LIFO cost ..............      -        60,463       -         -       1,928      -        -           334       62,725
  Materials and supplies, at
    average cost ...........      -        20,387     4,440       -         -        -        -           -         24,827
  Prepayments and other ....      -         3,094       703        13        30      436       24         -          4,300
  Accumulated deferred
    tax assets .............      -         8,994       824       -         249      -        -           -         10,067
                             --------  ----------  --------  --------  --------  -------  ------- ------------  ----------
    Total current assets ...   26,848     268,804    75,166     2,959    29,709    4,516    1,966    (129,904)     280,064

 DEFERRED CHARGES:
  Advance payments for gas .      -         9,500       -         -         -        -        -           -          9,500
  Income  taxes  recoverable
    through future rates ...      -        44,368       -         -         -        -        -           -         44,368
  Other ....................      -        36,198     6,343     1,280     8,413      349        3        (855)      51,731
                             --------  ----------  --------  --------  --------  -------  ------- ------------  ----------
    Total deferred charges .      -        90,066     6,343     1,280     8,413      349        3        (855)     105,599

 TOTAL ASSETS .............. $989,751  $2,421,241  $335,413  $ 30,125  $ 38,141  $57,645  $ 6,198 $(1,116,159)  $2,762,355
                             ========  ==========  ========  ========  ========  =======  ======= ============  ==========




Exhibit A


                                                                  OGE Energy Corp.
                                                             Consolidating Balance Sheet
                                                                 December 31, 1996


                                        Oklahoma                                 Enogex   Centoma                 OGE
(dollars in thousands)          OGE     Gas and               Enogex   Enogex    Explor-    Gas     Consolid-   Consoli-
                               Energy   Electric    Enogex   Products  Services  ation    Systems   ating Ad-    dated
                                Corp.   Company      Inc.      Corp.   Corp.     Corp.      Inc.    justments   Statement
                             --------  ----------  --------  --------  --------  -------  ------- ------------  ----------
CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common stock and
    retained earnings ...... $961,603  $  841,035  $115,701  $  9,367  $    996  $14,679  $ 4,271 $  (986,049)  $  961,603
  Cummulative preferred
    stock ..................      -        49,379       -         -         -        -        -           -         49,379
  Long-term debt ...........      -       709,281   120,000       -         -        -        -           -        829,281
                             --------  ----------  --------  --------  --------  -------  ------- ------------  -----------
   Total capitalization ....  961,603   1,599,695   235,701     9,367       996   14,679    4,271    (986,049)   1,840,263

CURRENT LIABILITIES:
  Short-term debt ..........      -        41,400       -         -         -        -        -           -         41,400
  Accounts payable .........    1,300      63,596    35,372    15,727    35,898   36,470    1,883    (103,390)      86,856
  Dividends payable ........   26,848      27,421       -         -         -        -        -       (26,848)      27,421
  Customers' deposits ......      -        23,257       -         -         -        -        -           -         23,257
  Accrued taxes ............      -        25,037     1,601       108        (2)      17      -           -         26,761
  Accrued interest .........      -        16,386     3,446       -         -        -        -           -         19,832
  Long-term debt due
   within one year .........      -        15,000       -         -         -        -        -           -         15,000
  Other ....................      -        35,739     3,037       -         391       21      -           -         39,188
                             --------  ----------  --------  --------  --------  -------  ------- ------------  -----------
   Total current
    liabilities ............   28,148     247,836    43,456    15,835    36,287   36,508    1,883    (130,238)     279,715

DEFERRED CREDITS AND
  OTHER LIABILITIES:
  Accrued pension and
   benefit obligation ......      -        57,137     4,198       -         -        -        -           -         61,335
  Accumulated deferred
   income taxes ............      -       429,766    46,750     4,870       -      6,458       44         128      488,016
  Accumulated deferred
   investment tax credits ..      -        78,028       -         -         -        -        -           -         78,028
  Other ....................      -         8,779     5,308        53       858      -        -           -         14,998
                             --------  ----------  --------  --------  --------  -------  ------- ------------  ----------
   Total deferred credits
    and other liabilities ..      -       573,710    56,256     4,923       858    6,458       44         128      642,377

TOTAL CAPITALIZATION AND
  LIABILITIES .............. $989,751  $2,421,241  $335,413  $ 30,125  $ 38,141  $57,645  $ 6,198 $(1,116,159)  $2,762,355
                             ========  ==========  ========  ========  ========  =======  ======= ============  ==========
